EXHIBIT 99.1

October 9, 2009

Darshan Equity Investment, Inc.
1560 Calais Drive
Miami Beach, Florida  33141

Dear Sir:

I hereby resign as a director and as president, secretary and treasurer of Darshan Equity Investment, Inc. (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

/s/ Colleen Foyo
Colleen Foyo